Exhibit 99.1

Cerecor Reports Second Quarter 2020 Financial Results and Business Update

-Generated net proceeds of $48 million from equity offering and disposition of Aytu shares to support pipeline advancement

-Enrolled first patient in CERC-002 (anti-LIGHT mAb) clinical trial for the prevention of COVID-19 induced ARDS

ROCKVILLE, Md. and CHESTERBROOK, Pa. – August 6, 2020 -- Cerecor Inc. (NASDAQ : CERC), a leading biopharmaceutical company focused on development and commercialization of treatments for rare pediatric and orphan diseases, today announced recent business progress and second quarter results for 2020.

“We’re pleased with our progress as we have continued to advance our pipeline, including investigating the use of our novel anti-inflammatory candidate, CERC-002, for the potential treatment of COVID-19 induced ARDS, while also significantly strengthening our balance sheet,” said Mike Cola, Chief Executive Officer of Cerecor. “Building on our work with Myriad Genetics demonstrating that levels of the cytokine LIGHT were highly correlated with disease severity and mortality in COVID-19 induced ARDS, we were pleased to enroll our first patient in a proof-of-concept trial evaluating CERC-002 in this patient population. As we look to the second half of the year, we believe we are well-positioned to advance our programs given progress to date and our improved cash position.”

Second Quarter Highlights and Business Update

•
Reported results from a biomarker study in partnership with Myriad Genetics and Hackensack Meridian Health Network that highlighted the correlation of a novel cytokine, LIGHT, with disease severity and mortality in patients with COVID-19 induced ARDS. These data establish the rationale for the proof-of-concept clinical trial

•	Enrolled the first patient in the CERC-002 proof-of-concept trial evaluating the safety and efficacy in patients with COVID-19 induced acute respiratory distress syndrome (ARDS)

•
Completed CDG FIRST (a retrospective trial evaluating the use of monosaccharide replacement therapy in PGMI-CDG, MPI-CDG and LADII-CDG); initial findings are informing prospective trial design and study sites for anticipated pivotal trials for CERC-800 series

Second Quarter Financial Update

Cerecor reported a cash balance of $45.4 million as of June 30, 2020, representing a $39.7 million increase as compared to March 31, 2020. The increase was primarily due to an underwritten public offering that resulted in net proceeds of $35.4 million and the sale of an investment for net proceeds of $12.8 million, partially offset by operating activities, including increased research and development expenses.

Cerecor recognized $5.9 million of research and development expenses and $6.1 million of general and administrative expenses during the quarter, which were the primary drivers of the increase in operating expenses, net loss and net loss per share as compared to the same period in 2019. General and administrative expenses increased $3.8 million primarily due to increased stock-based compensation and severance expenses as a result of leadership changes during the quarter, while research and development expenses increased $2.2 million due to the Company continuing to advance its expanded pipeline assets.

Condensed Consolidated Balance Sheets

	June 30, 2020 (a)	December 31, 2019 (a)
	(unaudited)
	(in thousands)
Assets
Current assets:
Cash and cash equivalents	$45,391	$3,609
Accounts receivable, net	2,032	1,002
Other receivables	1,953	4,241
Inventory, net	12	21
Prepaid expenses and other current assets	824	707
Restricted cash, current portion	33	17
Investment in Aytu	—	7,629
Current assets of discontinued operations	—	498
Total current assets	50,245	17,724
Property and equipment, net	1,741	1,448
Intangible assets, net	2,292	2,426
Goodwill	14,409	14,409
Restricted cash, net of current portion	180	102
Deferred tax asset, net	338	—
Total assets	$69,205	$36,109
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,558	$2,078
Accrued expenses and other current liabilities	6,487	5,640
Income taxes payable	—	552
Current liabilities of discontinued operations	5,550	3,891
Total current liabilities	14,595	12,161
Royalty obligation	2,000	—
Deferred tax liability, net	—	86
Other long-term liabilities	2,032	1,112
Long-term liabilities of discontinued operations	—	1,755
Total liabilities	18,627	15,114
Stockholders’ equity:
Common stock—$0.001 par value; 200,000,000 shares authorized at June 30, 2020 and December 31, 2019; 74,900,047 and 44,384,222 shares issued and outstanding at June 30, 2020 and December 31, 2019, respectively	75	44
Preferred stock—$0.001 par value; 5,000,000 shares authorized at June 30, 2020 and December 31, 2019; 1,257,143 and 2,857,143 shares issued and outstanding at June 30, 2020 and December 31, 2019, respectively	1	3
Additional paid-in capital	199,191	135,239
Accumulated deficit	(148,689)	(114,291)
Total stockholders’ equity	50,578	20,995
Total liabilities and stockholders’ equity	$69,205	$36,109

(a) The condensed consolidated balance sheets as of June 30, 2020 and December 31, 2019 have been derived from the reviewed and audited financial statements but do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.

Condensed Consolidated Statements of Operations

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020 (a)	2019 (a)	2020 (a)	2019 (a)
	(in thousands, except per share data)		(in thousands, except per share data)
Revenues:
Product revenue, net	$1,338	$1,392	$4,092	$3,968
Total revenues, net	1,338	1,392	4,092	3,968

Operating expenses:
Cost of product sales	78	(1,497)	144	(744)
Research and development	5,917	3,712	10,685	7,114
Acquired in-process research and development	—	—	25,549	—
General and administrative	6,101	2,341	8,777	5,016
Sales and marketing	653	326	1,330	722
Amortization expense	404	335	834	669
Change in fair value of contingent consideration	—	(1,277)	—	(1,256)
Total operating expenses	13,153	3,940	47,319	11,521
Loss from continuing operations	(11,815)	(2,548)	(43,227)	(7,553)
Other income (expense):
Change in fair value of Investment in Aytu	(1,872)	—	5,208	—
Change in fair value of warrant liability and unit purchase option liability	2	19	14	(29)
Other income (expense), net	396	—	396	(9)
Interest income, net	9	38	18	69
Total other (expense) income, net from continuing operations	(1,465)	57	5,636	31
Loss from continuing operations before taxes	(13,280)	(2,491)	(37,591)	(7,522)
Income tax (benefit) expense	(454)	53	(2,611)	184
Loss from continuing operations	$(12,826)	$(2,544)	$(34,980)	$(7,706)
(Loss) income from discontinued operations, net of tax	(455)	(3,679)	582	(5,971)
Net loss	$(13,281)	$(6,223)	$(34,398)	$(13,677)

Net (loss) income per share of common stock, basic and diluted:
Continuing operations	$(0.18)	$(0.05)	$(0.53)	$(0.14)
Discontinued operations	(0.01)	(0.06)	0.01	(0.10)
Net loss per share of common stock, basic and diluted	$(0.19)	$(0.11)	$(0.52)	$(0.24)

Net (loss) income per share of preferred stock, basic and diluted:
Continuing operations	$(0.93)	$(0.23)	$(2.66)	$(0.68)
Discontinued operations	(0.03)	(0.32)	0.04	(0.53)
Net loss per share of preferred stock, basic and diluted	$(0.96)	$(0.55)	$(2.62)	$(1.21)

(a) The unaudited condensed consolidated statements of operations for the three and six months ended June 30, 2020 and 2019 have been derived from the reviewed financial statements but do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.

About Cerecor

Cerecor is a biopharmaceutical company focused on becoming a leader in development and commercialization of treatments for rare pediatric and orphan diseases. The Company is advancing an emerging clinical-stage pipeline of innovative therapies that address unmet patient needs within rare pediatric and orphan diseases. The Company's pediatric rare disease pipeline includes CERC-801, CERC-802 and CERC-803 ("CERC-800 compounds"), which are therapies for inherited metabolic disorders known as Congenital Disorders of Glycosylation ("CDGs"). The U.S. Food and Drug Administration ("FDA") granted Rare Pediatric Disease Designation ("RPDD") and Orphan Drug Designation ("ODD") to all three CERC-800 compounds, thus potentially qualifying the Company to receive a Priority Review Voucher ("PRV") upon approval of each new drug application ("NDA"). The Company is also developing CERC-002, CERC-006 and CERC-007. CERC-002 is an anti-LIGHT monoclonal antibody being developed for the treatment of COVID-19 acute respiratory distress syndrome ("ARDS") and Pediatric-onset Crohn's Disease. CERC-006 is a dual mTOR inhibitor being developed for the treatment of complex Lymphatic Malformations and has been granted ODD and RPDD by the FDA, thus potentially qualifying the Company to receive a PRV upon approval of a NDA. CERC-007 is an anti-IL-18 monoclonal antibody being developed for the treatment of autoimmune inflammatory diseases such as Adult Onset Stills Disease ("AOSD") and Multiple Myeloma.
For more information about Cerecor, please visit www.cerecor.com.

Forward-Looking Statements

This press release may include forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to significant risks and uncertainties that are subject to change based on various factors (many of which are beyond Cerecor’s control), which could cause actual results to differ from the forward-looking statements. Such statements may include, without limitation, statements with respect to Cerecor’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “might,” “will,” “could,” “would,” “should,” “continue,” “seeks,” “aims,” “predicts,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential,” or similar expressions (including their use in the negative), or by discussions of future matters such as: the development of product candidates or products; timing and success of trial results and regulatory review; potential attributes and benefits of product candidates; and other statements that are not historical. These statements are based upon the current beliefs and expectations of Cerecor’s management but are subject to significant risks and uncertainties, including: drug development costs, timing and other risks, including reliance on investigators and enrollment of patients in clinical trials, which might be slowed by the COVID-19 pandemic; regulatory risks; Cerecor's cash position and the potential need for it to raise additional capital; general economic and market risks and uncertainties, including those caused by the COVID-19 pandemic; and those other risks detailed in Cerecor’s filings with the Securities and Exchange Commission. Actual results may differ from those set forth in the forward-looking statements. Except as required by applicable law, Cerecor expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Cerecor’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

For media and investor inquiries
James Harrell
Investor Relations
Chief Commercial Officer
Cerecor Inc.
jharrell@cerecor.com
623.439.2220 office

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